EXHIBIT 23.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Interest of Named Experts and Counsel” and to the use of our report dated November 30, 2005 included in the Registration Statement on Form SB-2 Amendment No. 3 and related Prospectus of Cliff Rock Resources Corp. for the registration of shares of its common stock.

MANNING ELLIOTT LLP

CHARTERED ACCOUNTANTS

Vancouver, Canada

June 15, 2006